Exhibit 99.2

Houghton Mifflin Harcourt Completes Divestiture of HMH Books & Media for $349 Million

Establishes HMH as a pure-play K-12 learning technology company, well-positioned to execute on its Digital First, Connected strategy

BOSTON, MAY 10, 2021—Learning technology leader Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today completed its previously announced divestiture of its consumer publishing business, HMH Books & Media, to HarperCollins Publishers, a division of News Corp (Nasdaq: NWSA), a global, diversified media and information services company, for a cash purchase price of $349 million. Net proceeds to HMH were approximately $337 million after transaction fees.

The Books & Media divestiture advances HMH’s Digital First, Connected strategy, accelerating the Company’s growth momentum in digital sales, annual recurring revenue and free cash flow. This transaction deepens HMH’s position as one of the largest and fastest growing companies in the edtech market, highly committed to building innovative solutions that deliver successful outcomes for students and teachers in all learning environments.

“This divestiture enables us to focus singularly on serving the large and growing K-12 education market and simultaneously extend our impact on student achievement,” said Jack Lynch, President and CEO, HMH. “With a highly differentiated end-to-end technology platform underpinning our solutions, we are uniquely positioned to meet the need for purposeful digital learning and to enhance the value we provide to our customers—which include 90 percent of the nation’s schools—and create for our shareholders. Importantly, the transaction also enables us to transform our capital structure and create flexibility, as a result of our ability to pay down a significant portion of our debt.”

Lynch continued, “We wish our Books & Media colleagues the best and are grateful for the literary legacy that will always be central to HMH’s story.”

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a learning technology company committed to delivering connected solutions that engage learners, empower educators and improve student outcomes. As a leading provider of K–12 core curriculum, supplemental and intervention solutions and professional learning services, HMH partners with educators and school districts to uncover solutions that unlock students’ potential and extend teachers’ capabilities. HMH serves more than 50 million students and 3 million educators in 150 countries. For more information, visit www.hmhco.com.

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Contacts

Investor Relations

investor.relations@hmhco.com

Media Relations

Bianca Olson

SVP, Corporate Affairs

(617) 351-3841

bianca.olson@hmhco.com

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things: the potential benefits from the divestiture of HMH Books & Media, including the expected impact of our Digital First, Connected strategy; growth momentum in digital sales, annual recurring revenue, and free cash flow; and the use of the net proceeds from the transaction to pay down debt. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. We caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if actual results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause actual results to vary from expectations include, but are not limited to: the risk that disruption resulting from the completed divestiture of HMH Books & Media may adversely affect the Company’s businesses and business relationships, including with employees and suppliers; the duration and severity of the COVID-19 pandemic and its impact on the federal, state and local economies and on K-12 schools; the rate and state of technological change; state requirements related to digital instructional materials; our ability to execute on our Digital First, Connected growth strategy; increases in our operating costs; management and personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives; and other factors discussed in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

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